Exhibit 99.1

GMS REPORTS SECOND QUARTER FISCAL 2022 RESULTS

Net Sales of $1.15 Billion with Record Levels of Net Income and Adjusted EBITDA

Tucker, Georgia, December 2, 2021. GMS Inc. (NYSE: GMS), a leading North American specialty distributor of interior building products, today reported financial results for the fiscal second quarter ended October 31, 2021.

Second Quarter Fiscal 2022 Highlights

(Comparisons are to the second quarter of fiscal 2021)

•	Net sales of $1,150.6 million increased 41.5%; organic net sales increased 31.2%.

•	Net income of $74.4 million, or $1.69 per diluted share; adjusted net income of $87.8 million, or $2.00 per diluted share.

•	Gross margin of 32.3%, down 30 basis points from the prior year.

•	SG&A and Adjusted SG&A as a percentage of sales were 20.0% and 19.4%, respectively, representing 320 basis points of improvement for SG&A and 310 basis points of improvement for Adjusted SG&A.

•	Adjusted EBITDA of $149.5 million increased 81.2%; Adjusted EBITDA margin improved 280 basis points to 13.0% from 10.2%.

•	Net debt leverage was 2.4 times as of the end of the second quarter of fiscal 2022, down from 3.0 times a year ago.

“I am pleased to report another very strong quarter for GMS,” said John C. Turner, Jr., President and Chief Executive Officer. “Net sales again topped a billion dollars with record levels of net income and Adjusted EBITDA. Supply chain dynamics have led to all-time high levels of product inflation, which have been the principal driver of both sales growth and incremental profitability. That said, our relentless focus on customer service and the solid execution of our strategic priorities have enabled us to capture the benefits of both this heightened product inflation across our portfolio as well as continued strength in the residential market.”

Turner continued, “While commercial activity remains well below pre-COVID levels, we were pleased to see certain commercial projects that were previously on hold receive approvals to move forward. With other positive signs also emerging, we believe that we are very well positioned as we head into the next calendar year to benefit from an eventual commercial construction recovery.”

Second Quarter Fiscal 2022 Results

Net sales for the second quarter of fiscal 2022 of $1.15 billion increased 41.5% as compared with the prior year quarter, primarily due to inflationary pricing, healthy residential end markets, strong performance from our complementary products and the acquisitions of D.L. Building Materials and Westside Building Material. Organic net sales increased 31.2%.

Year-over-year sales increases by product category were as follows:

• Wallboard sales of $414.5 million increased 25.4% (up 19.7% on an organic basis).

• Ceilings sales of $140.9 million increased 25.6% (up 17.4% on an organic basis).

• Steel framing sales of $272.0 million increased 144.4% (up 122.2% on an organic basis).

• Complementary product sales of $323.2 million increased 24.8% (up 12.6% on an organic basis).

Gross profit of $371.9 million increased 40.3% compared to the second quarter of fiscal 2021. Gross margin of 32.3%, while above expectations, declined 30 basis points year-over-year primarily due to continued price-cost dynamics principally related to the timing of the implementation of price actions in wallboard.

Selling, general and administrative (“SG&A”) expense as a percentage of net sales improved 320 basis points to 20.0% for the quarter compared to 23.2% in the second quarter of fiscal 2021. Adjusted SG&A expense as a percentage of net sales of 19.4% improved 310 basis points from 22.5% in the prior year quarter as product inflation outpaced increases in operating costs.

Net income increased 161.2% to $74.4 million, or $1.69 per diluted share, compared to net income of $28.5 million, or $0.66 per diluted share, in the second quarter of fiscal 2021. Adjusted net income was $87.8 million, or $2.00 per diluted share, compared to $40.2 million, or $0.93 per diluted share, in the second quarter of the prior fiscal year.

Adjusted EBITDA increased 81.2% to $149.5 million compared to the prior year quarter. Adjusted EBITDA margin of 13.0% improved 280 basis points from 10.2% for the second quarter of fiscal 2021.

Balance Sheet, Liquidity and Cash Flow

As of October 31, 2021, the Company had cash on hand of $59.3 million, total debt of $1.1 billion and $302.2 million of available liquidity under its revolving credit facilities. Net debt leverage was 2.4 times as of the end of the quarter, down from 3.0 times at the end of the second quarter of fiscal 2021.

The Company recorded a use of cash from operating activities and free cash flow of $2.0 million and $11.3 million, respectively, for the quarter ended October 31, 2021. This compared to cash provided by operating activities and free cash flow of $39.8 million and $32.7 million, respectively, in the second quarter of the prior fiscal year.

Platform Expansion Activities

During the second quarter of fiscal 2022, the Company acquired the EIFS division of DK&B Construction Specialties, Inc. (“DK&B”). DK&B is a leading EIFS/stucco distributor serving the Nebraska market through a single location in Omaha, NE. This transaction enabled GMS to expand its complementary product offerings and expertise throughout the region.

Also, during the period, the Company opened a new greenfield location in Johnson City, TN, expanding its coverage to provide enhanced customer service in the Tri-Cities area in Northeast Tennessee.

Subsequent to the end of the quarter, on December 1, 2021, GMS completed the acquisition of AMES Taping Tools Holding LLC (“AMES”.) With more than 85 company-owned stores, a fleet of 100,000 tools available for rent and the most highly respected brand of automatic taping and finishing (“ATF”) tools, AMES is the leading provider of ATF tools and related products in the professional drywall finishing industry. AMES provides a distinctive complement to GMS’s current offerings, significantly expanding the Company’s presence in the tools and fasteners market. AMES’s portfolio includes the finishing tool brand, TapeTech® and specialty interior finishing e-commerce platform, All-Wall®.

Conference Call and Webcast

GMS will host a conference call and webcast to discuss its results for the second quarter of fiscal 2022 ended October 31, 2021 and other information related to its business at 8:30 a.m. Eastern Time on Thursday, December 2, 2021. Investors who wish to participate in the call should dial 877-407-3982 (domestic) or 201-493-6780 (international) at least 5 minutes prior to the start of the call. The live webcast will be available on the Investors section of the Company’s website at www.gms.com. There will be a slide presentation of the results available on that page of the website as well. Replays of the call will be available through January 2, 2022 and can be accessed at 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13723764.

About GMS Inc.

Celebrating the 50th anniversary of its founding in 1971, GMS operates a network of more than 280 distribution centers across the United States and Canada. GMS’s extensive product offering of wallboard, suspended ceilings, steel framing and complementary construction products is designed to provide a comprehensive one-stop-shop for our core customer, the interior contractor who installs these products in commercial and residential buildings. In addition, through its newly acquired AMES Taping Tools business, GMS operates more than 85 retail locations servicing professionals in the interior finishing market.

Use of Non-GAAP Financial Measures

GMS reports its financial results in accordance with GAAP. However, it presents Adjusted net income, free cash flow, Adjusted SG&A, Adjusted EBITDA, and Adjusted EBITDA margin, which are not recognized financial measures under GAAP. GMS believes that Adjusted net income, free cash flow, Adjusted SG&A, Adjusted EBITDA, and Adjusted EBITDA margin assist investors and analysts in comparing its operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s management believes Adjusted net income, Adjusted SG&A, free cash flow, Adjusted EBITDA and Adjusted EBITDA margin are helpful in highlighting trends in its operating results, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the Company operates and capital investments. In addition, the Company utilizes Adjusted EBITDA in certain calculations in its debt agreements.

You are encouraged to evaluate each adjustment and the reasons GMS considers it appropriate for supplemental analysis. In addition, in evaluating Adjusted net income, Adjusted SG&A and Adjusted EBITDA, you should be aware that in the future, the Company may incur expenses similar to the adjustments in the presentation of Adjusted net income, Adjusted SG&A and Adjusted EBITDA. The Company’s presentation of Adjusted net income, Adjusted SG&A, Adjusted SG&A margin, Adjusted EBITDA, and Adjusted EBITDA margin should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. In addition, Adjusted net income, free cash flow, Adjusted SG&A and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in GMS’s industry or across different industries. Please see the tables at the end of this release for a reconciliation of Adjusted EBITDA, free cash flow, Adjusted SG&A and Adjusted net income to the most directly comparable GAAP financial measures.

When calculating organic net sales growth, the Company excludes from the calculation (i) net sales of acquired businesses until the first anniversary of the acquisition date, and (ii) the impact of foreign currency translation.

Forward-Looking Statements and Information

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “confident,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which GMS operates, including in particular residential and commercial construction, and the economy generally, the pricing, demand for complementary products, and the timing and benefits of the AMES proposed transaction contained in this press release may be considered forward-looking statements. The Company has based forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control, including current and future public health issues that may affect the Company’s business. Forward-looking statements involve risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section in the Company’s most recent Annual Report on Form 10-K, and in its other periodic reports filed with the SEC. In addition, the statements in this release are made as of December 2, 2021. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to December 2, 2021.

Contact Information:

Investors:

Carey Phelps

ir@gms.com

770-723-3369

GMS Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2021	2020	2021	2020
Net sales	$1,150,551	$812,856	$2,192,627	$1,615,429
Cost of sales (exclusive of depreciation and amortization shown separately below)	778,681	547,785	1,484,924	1,089,900
Gross profit	371,870	265,071	707,703	525,529
Operating expenses:
Selling, general and administrative	230,531	188,352	444,612	371,464
Depreciation and amortization	29,403	27,245	57,117	54,342
Total operating expenses	259,934	215,597	501,729	425,806
Operating income	111,936	49,474	205,974	99,723
Other (expense) income:
Interest expense	(14,744)	(13,525)	(28,401)	(27,606)
Other income, net	938	797	1,730	1,452
Total other expense, net	(13,806)	(12,728)	(26,671)	(26,154)
Income before taxes	98,130	36,746	179,303	73,569
Provision for income taxes	23,769	8,277	43,740	17,881
Net income	$74,361	$28,469	$135,563	$55,688
Weighted average common shares outstanding:
Basic	43,135	42,723	43,112	42,674
Diluted	43,894	43,174	43,933	43,096
Net income per common share:
Basic	$1.72	$0.67	$3.14	$1.30
Diluted	$1.69	$0.66	$3.09	$1.29

GMS Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except per share data)

	October 31, 2021	April 30, 2021
Assets
Current assets:
Cash and cash equivalents	$59,310	$167,012
Trade accounts and notes receivable, net of allowances of $7,374 and $6,282, respectively	732,272	558,661
Inventories, net	552,180	357,054
Prepaid expenses and other current assets	21,331	19,525
Total current assets	1,365,093	1,102,252
Property and equipment, net of accumulated depreciation of $211,543 and $193,364, respectively	326,490	311,326
Operating lease right-of-use assets	133,052	118,413
Goodwill	589,561	576,330
Intangible assets, net	382,332	350,869
Deferred income taxes	19,206	15,715
Other assets	9,249	8,993
Total assets	$2,824,983	$2,483,898
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$351,226	$322,965
Accrued compensation and employee benefits	69,298	72,906
Other accrued expenses and current liabilities	133,795	87,138
Current portion of long-term debt	46,082	46,018
Current portion of operating lease liabilities	36,174	33,474
Total current liabilities	636,575	562,501
Non-current liabilities:
Long-term debt, less current portion	1,062,291	932,409
Long-term operating lease liabilities	97,341	90,290
Deferred income taxes, net	17,184	12,728
Other liabilities	60,241	63,508
Total liabilities	1,873,632	1,661,436
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.01 per share, 500,000 shares authorized; 43,052 and 43,073 shares issued and outstanding as of October 31, 2021 and April 30, 2021, respectively	431	431
Preferred stock, par value $0.01 per share, 50,000 shares authorized; 0 shares issued and outstanding as of October 31, 2021 and April 30, 2021	—	—
Additional paid-in capital	534,931	542,737
Retained earnings	410,098	274,535
Accumulated other comprehensive income	5,891	4,759
Total stockholders' equity	951,351	822,462
Total liabilities and stockholders' equity	$2,824,983	$2,483,898

GMS Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Six Months Ended October 31,
	2021	2020
Cash flows from operating activities:
Net income	$135,563	$55,688
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	57,117	54,342
Amortization of debt discount and debt issuance costs	1,392	1,505
Equity-based compensation	7,951	6,370
(Gain) loss on disposal and impairment of assets	(222)	875
Deferred income taxes	(718)	(9,296)
Other items, net	1,682	(1,057)
Changes in assets and liabilities net of effects of acquisitions:
Trade accounts and notes receivable	(147,359)	(57,106)
Inventories	(168,519)	(950)
Prepaid expenses and other assets	(216)	(4,776)
Accounts payable	16,608	(19,898)
Accrued compensation and employee benefits	(3,561)	(23,889)
Other accrued expenses and liabilities	23,187	22,240
Cash (used in) provided by operating activities	(77,095)	24,048
Cash flows from investing activities:
Purchases of property and equipment	(16,119)	(11,845)
Proceeds from sale of assets	466	720
Acquisition of businesses, net of cash acquired	(124,976)	(51)
Cash used in investing activities	(140,629)	(11,176)
Cash flows from financing activities:
Repayments on revolving credit facilities	(442,442)	(102,189)
Borrowings from revolving credit facilities	583,233	14,750
Payments of principal on long-term debt	(2,555)	(4,984)
Payments of principal on finance lease obligations	(15,154)	(14,629)
Repurchases of common stock	(13,124)	(1,222)
Proceeds from exercises of stock options	1,840	863
Payments for taxes related to net share settlement of equity awards	(2,835)	(754)
Proceeds from issuance of stock pursuant to employee stock purchase plan	1,140	1,270
Cash provided by (used in) financing activities	110,103	(106,895)
Effect of exchange rates on cash and cash equivalents	(81)	1,282
Decrease in cash and cash equivalents	(107,702)	(92,741)
Cash and cash equivalents, beginning of period	167,012	210,909
Cash and cash equivalents, end of period	$59,310	$118,168
Supplemental cash flow disclosures:
Cash paid for income taxes	$37,784	$20,224
Cash paid for interest	17,596	25,726

GMS Inc.

Net Sales by Product Group (Unaudited)

(dollars in thousands)

	Three Months Ended				Six Months Ended
	October 31, 2021	% of Total	October 31, 2020	% of Total	October 31, 2021	% of Total	October 31, 2020	% of Total
Wallboard	$414,522	36.0%	$330,515	40.7%	$804,657	36.7%	$658,600	40.8%
Ceilings	140,866	12.2%	112,126	13.8%	278,937	12.7%	226,769	14.0%
Steel framing	272,000	23.6%	111,293	13.7%	468,276	21.4%	221,825	13.7%
Complementary products	323,163	28.2%	258,922	31.8%	640,757	29.2%	508,235	31.5%
Total net sales	$1,150,551		$812,856		$2,192,627		$1,615,429

GMS Inc.

Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2021	2020	2021	2020
Net income	$74,361	$28,469	$135,563	$55,688
Interest expense	14,744	13,525	28,401	27,606
Interest income	(27)	(14)	(27)	(51)
Provision for income taxes	23,769	8,277	43,740	17,881
Depreciation expense	13,703	12,710	26,628	25,537
Amortization expense	15,700	14,535	30,489	28,805
EBITDA	$142,250	$77,502	$264,794	$155,466
Stock appreciation expense(a)	983	314	1,875	1,106
Redeemable noncontrolling interests(b)	593	186	903	438
Equity-based compensation(c)	3,215	3,252	5,173	4,857
Severance and other permitted costs(d)	249	762	396	2,709
Transaction costs (acquisitions and other)(e)	2,393	25	2,968	125
(Gain) loss on disposal and impairment of assets(f)	(144)	481	(222)	875
Effects of fair value adjustments to inventory(g)	—	—	1,731	—
EBITDA addbacks	7,289	5,020	12,824	10,110
Adjusted EBITDA	$149,539	$82,522	$277,618	$165,576

Net sales	$1,150,551	$812,856	$2,192,627	$1,615,429
Adjusted EBITDA Margin	13.0%	10.2%	12.7%	10.2%

(a)	Represents changes in the fair value of stock appreciation rights.

(b)	Represents changes in the fair values of noncontrolling interests.

(c)	Represents non-cash equity-based compensation expense related to the issuance of share-based awards.

(d)	Represents severance expenses and other costs permitted in the calculation of Adjusted EBITDA under the ABL Facility and the Term Loan Facility, including certain unusual, nonrecurring costs and credits due to COVID-19.

(e)	Represents costs related to acquisitions paid to third parties.

(f)	Includes gains from the sale of assets and impairment of assets resulting from restructuring plans to close certain facilities.

(g)	Represents the non-cash cost of sales impact of acquisition accounting adjustments to increase inventory to its estimated fair value.

GMS Inc.

Reconciliation of Cash (Used In) Provided By Operating Activities to Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2021	2020	2021	2020
Cash (used in) provided by operating activities	$(2,018)	$39,759	$(77,095)	$24,048
Purchases of property and equipment	(9,305)	(7,100)	(16,119)	(11,845)
Free cash flow (a)	$(11,323)	$32,659	$(93,214)	$12,203

(a) Free cash flow is a non-GAAP financial measure that we define as net cash provided by (used in) operations less capital expenditures.

GMS Inc.

Reconciliation of Selling, General and Administrative Expense to Adjusted SG&A (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2021	2020	2021	2020
Selling, general and administrative expense	$230,531	$188,352	$444,612	$371,464

Adjustments
Stock appreciation expense(a)	(983)	(314)	(1,875)	(1,106)
Redeemable noncontrolling interests(b)	(593)	(186)	(903)	(438)
Equity-based compensation(c)	(3,215)	(3,252)	(5,173)	(4,857)
Severance and other permitted costs(d)	(251)	(812)	(412)	(2,693)
Transaction costs (acquisitions and other)(e)	(2,393)	(25)	(2,968)	(125)
Gain (loss) on disposal and impairment of assets(f)	144	(481)	222	(875)
Adjusted SG&A	$223,240	$183,282	$433,503	$361,370

Net sales	$1,150,551	$812,856	$2,192,627	$1,615,429
Adjusted SG&A margin	19.4%	22.5%	19.8%	22.4%

(a)	Represents changes in the fair value of stock appreciation rights.

(b)	Represents changes in the fair values of noncontrolling interests.

(c)	Represents non-cash equity-based compensation expense related to the issuance of share-based awards.

(d)	Represents severance expenses and other costs permitted in the calculation of Adjusted EBITDA under the ABL Facility and the Term Loan Facility, including certain unusual, nonrecurring costs and credits due to COVID-19.

(e)	Represents costs related to acquisitions paid to third parties.

(f)	Includes gains from the sale of assets and impairment of assets resulting from restructuring plans to close certain facilities.

GMS Inc.

Reconciliation of Income Before Taxes to Adjusted Net Income (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2021	2020	2021	2020
Income before taxes	$98,130	$36,746	$179,303	$73,569
EBITDA add-backs	7,289	5,020	12,824	10,110
Purchase accounting depreciation and amortization (1)	10,811	10,121	21,129	20,256
Adjusted pre-tax income	116,230	51,887	213,256	103,935
Adjusted income tax expense	28,476	11,674	52,248	23,385
Adjusted net income	$87,754	$40,213	$161,008	$80,550
Effective tax rate (2)	24.5%	22.5%	24.5%	22.5%

Weighted average shares outstanding:
Basic	43,135	42,723	43,112	42,674
Diluted	43,894	43,174	43,933	43,096
Adjusted net income per share:
Basic	$2.03	$0.94	$3.73	$1.89
Diluted	$2.00	$0.93	$3.66	$1.87

(1) Depreciation and amortization from the increase in value of certain long-term assets associated with the April 1, 2014 acquisition of the predecessor company and amortization from the acquisition of Titan and the acquisition of Westside Building Material.

(2) Normalized cash tax rate excluding the impact of purchase accounting and certain other deferred tax amounts.